Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED - EDITED COPY

[ * ] This information has been omitted based on a request for confidential treatment. The non-public information has been filed separately with the SEC.

FIRST MODIFICATION OF LOAN AGREEMENT
AND OTHER LOAN DOCUMENTS BY AND BETWEEN
BANK ONE, NA, AND E-LOAN, INC.

This First Modification of Loan Agreement and Other Loan Documents ("Modification Agreement") is entered into as of July 20, 2001, by and between BANK ONE, NA, with its principal offices in Columbus, Ohio ("Lender") and E-LOAN, INC., a Delaware corporation, ("Borrower").

R E C I T A L S:

A. Effective as of April 2, 2001, the Lender and the Borrower entered into a financing transaction ("Financing Transaction") evidenced by a Loan Agreement, a Revolving Credit Note and various other Loan Documents.

B. The Borrower has requested that Lender modify certain provisions under the Financing Transaction and Lender has agreed to this request pursuant to the tams and conditions of this Modification Agreement.

C. Accordingly, by this Modification Agreement, the Lender and the Borrower shall modify certain provisions of the Loan Agreement and other Loan Documents and shall confirm Borrower's obligations under the Loan Agreement and other Loan Documents.

WHEREAS, in consideration of the mutual covenants herein, the parties agree as follows:

Incorporation and Cross-Reference.

All of the terms, agreements, conditions, provisions, covenants and remedies contained in the Loan Agreement and all other Loan Documents are incorporated herein by this reference and, except as modified by this Modification Agreement, shall remain in full force and effect in accordance with their respective terms. All terms defined in the Loan Agreement and the Loan Documents shall have the same meaning herein as therein except as otherwise provided in this Modification Agreement or except as the context of this Modification Agreement clearly requires or intends otherwise. The Recitals as set forth above and this Incorporation and Cross-Reference shall be deemed a part of this Modification Agreement.

    Conditions Precedent to Modification Agreement. This Modification Agreement shall be effective only upon compliance with the following conditions precedent, all of which shall be in a form and substance satisfactory to Lender:
      Modification Agreement. This Modification Agreement shall have been duly executed and delivered to Lender by the Borrower.
      Proceedings Regarding Authority. Lender shall have received a copy of the Resolution of the Board of Directors of the Borrower authorizing: (i) the execution, delivery and performance of this Modification Agreement, together with a certificate of incumbency identifying the officer of the Borrower authorized to execute this Modification Agreement with specimen signature and; (ii) the consummation of the transactions hereunder; all of the above certified by the appropriate officer of the Borrower. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of the date of such certificate.
    Modification of Loan Agreement. The Loan Agreement shall be modified as follows:
      Borrowings Base. Section 1.4 Borrowing Base of the Loan Agreement shall be deleted and shall be replaced by the following:

      1.4 Borrowing Base means, at any date of determination, an amount equal to ninety percent (90%) of the aggregate amount of the principal balances outstanding under the Eligible Contracts as calculated by Borrower's accounting systems and as agreed to by Lender; provided, however, at any date of determination: (a) no more than the lesser of: (i) an amount equal to twenty- five percent (25%) of the Borrowing Base calculation or (ii) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) of the Borrowing Base calculation shall be attributable to Sub Prime Contracts; (b) no more than an amount equal to twenty-five percent (25%) of the Borrowing Base calculation shall be attributable to Prime Contracts which have been included in the Borrowing Base calculation for longer than six (6) Business Days but fewer than ten (10) Business Days; and, (c) no more than an amount equal to ten percent (10%) of the Borrowing Base calculation shall be attributable to Sub Prime Contracts which have been included in the Borrowing Base calculation for loner than six (6) Business Days but f1mf than 1611 (10) Business Days. The Borrowing Base value of each Eligible Contract shall amortize monthly by the reduction in principal balance of such Eligible Contract calculated on the basis of a simple interest amortization.

      Prime Contract. The Loan Agreement shall be modified to include a new section 1.62 Prime Contract as follows:

    1.62 Prime Contract means any Contract with an obligor who has a FICO score of [*] or better.

    Affirmation of Representations and Warranties. Borrower affirms each representation and warranty contained in the Loan Agreement and other Loan Documents as of the date of this Modification Agreement.
    Affirmation of Collateral Interests. Borrower acknowledges and affirms that the Liens, security interests and assignments of Lender on all Collateral continue to be first priority Liens on all Collateral and such Liens are valid, enforceable and unavoidable and Borrower confirms all prior grants to Lender of Liens on, security interests in and assignments of the Collateral.
    Affirmation of Enforceability. Borrower acknowledges and affirms that all terms, conditions and provisions of the Loan Agreement and the Loan Documents remain in full force and effect and are enforceable in accordance with their terms except as previously modified or as modified by this Modification Agreement.
    Acknowledgment of Performance. Borrower acknowledges that Lender has fully performed its obligations under the Loan Agreement and the Loan Documents through and including the date of this Modification Agreement and that the obligations of Borrower under the Loan Agreement and the Loan Documents are not subject to defense, counterclaim, offset or avoidance as of the date of this Modification Agreement and that such obligations are valid, enforceable and unavoidable according to their terms as modified by this Modification Agreement.
    Certification of No Default. Borrower represents and warrants to Lender that, as of the date of this Modification Agreement, no Event of Default exists under the Loan Agreement or the other Loan Documents.
    Expenses. The Borrower and the Lender agree that the expenses incurred in connection with this Modification Agreement shall be paid by the Borrower. The Borrower acknowledges that the Loan Agreement together with all other Loan Documents is a contract of indebtedness pursuant to O.R.C. 1301.21.

Each of the parties executing this Modification Agreement represents it has read this Modification Agreement, has consulted with counsel regarding such undertakings, understands all of its terms and has executed the same with full knowledge of its significance and with all requisite authority.

LENDER:

Bank One, NA

By: /s/ Craig M. Larsen
Craig M. Larson

Its: Commercial Loan Officer

BORROWER:

E-LOAN, INC

By: /s/ Matt Roberts

Its: CFO

CONFIDENTIAL TREATMENT REQUESTED - EDITED COPY

[ * ] This information has been omitted based on a request for confidential treatment. The non-public information has been filed separately with the SEC.